UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2019

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2019, Bellerophon Therapeutics, Inc. (the “Company”) entered into a warrant amendment (the “Warrant Amendment”) with certain holders (the “Holders”) of the Company’s outstanding warrants to purchase 12,598,572 shares of the Company’s common stock, par value $0.01 per share, issued on November 29, 2016 (the “Existing Warrants”). Pursuant to the Warrant Amendment, among other things, the Company and the Holders have agreed to eliminate the Black Scholes payment option in the “Fundamental Transaction” provision (Section 3(d)) of the Existing Warrants, provided that the Existing Warrants will be extended by two (2) additional years (or until November 29, 2023). The purpose of such Warrant Amendment is to increase the Company’s stockholders’ equity by eliminating a liability associated with such Existing Warrants in the Company’s financial statements.

The foregoing summary of the Warrant Amendment is subject to, and qualified in its entirety by reference to, the form of Warrant Amendment, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
4.1	Form of Warrant Amendment, dated June 28, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: July 1, 2019	By:	/s/ Assaf Korner
Name: Assaf Korner Title: Chief Financial Officer and Secretary

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